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                                                                   EXHIBIT 10.71

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT between Brylane, L.P., a Delaware limited partnership ("Brylane" or the "Company"), and Dhananjaya K. Rao ("Executive"), is dated as of December 9, 1996.

     Executive is a key executive of the Company or a Subsidiary and an integral part of its management.

     The Company desires to employ Executive, and Executive desires to be so employed by the Company, on the terms and subject to the conditions hereinafter set forth.

     The Company recognizes that the possibility of a change of control of the Company or Chadwick's (as hereinafter defined) may result in the departure or distraction of management to the detriment of the Company.

     The Company wishes to assure Executive of fair severance should his employment terminate in specified circumstances following a change of control of the Company or Chadwick's and to assure Executive of certain other benefits upon a change of control.

     The Company also wishes to assure Executive of fair severance should his employment terminate in certain other circumstances.

     In consideration of Executive's continued employment with the Company or a Subsidiary and other good and valuable consideration, the parties agree as follows:

     1.   Definitions.  The following terms as used in this Agreement shall have
          -----------
the following meanings:

          a. "Base Salary" shall mean Executive's annual base salary, exclusive of any bonus or other benefits he may receive.

          b. "Cause" shall mean dishonesty, conviction of a felony or gross neglect by Executive of his duties (other than as a result of Disability, Incapacity or death), or conflict of interest, which gross neglect or conflict shall continue for 30 days after the Company gives written notice to Executive requesting the cessation of such gross neglect or conflict.

          In respect of any termination during any Standstill Period, Executive shall not be deemed to have been terminated for Cause until the later to occur of (i) the 30th day after notice of termination is given and (ii) the delivery to Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board of Representatives of the Company at a meeting called and held for that purpose (after
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     reasonable notice to Executive), and at which Executive together with his counsel was given an opportunity to be heard, finding that Executive was guilty of conduct described in the definition of "Cause" above, and specifying the particulars thereof in detail; provided, however, that the
                                                   --------  -------
     Company may suspend Executive and withhold payment of his Base Salary from the date that notice of termination is given until the earliest to occur of
     (a) termination of Executive for Cause effected in accordance with the foregoing procedures (in which case Executive shall not be entitled to his Base Salary for such period), (b) a determination by a majority of the Board of Representatives of the Company that Executive was not guilty of the conduct described in the definition of "Cause" above (in which case Executive shall be reinstated and paid any of his previously unpaid Base Salary for such period), or (c) the 90th day after notice of termination is given (in which case Executive shall be reinstated and paid any of his previously unpaid Base Salary for such period).

          c. "Chadwick's" shall mean The Chadwick's of Boston, Ltd. business previously owned and operated by The TJX Companies, Inc. ("TJX").

          d.  "Change of Control" shall have the meaning set forth in Exhibit A.
                                                                      ---------

          e. "Current Title" shall mean Executive's most senior title during the period 180 days prior to the commencement of a Standstill Period.

          f. "Date of Termination" shall mean the date on which Executive's employment is terminated.

          g. "Disability" shall have the meaning given it in the long-term disability plan previously operated by Chadwick's (or any successor plan operated by Brylane or any of its affiliates, so long as the definition of "Disability" in any such successor plan is not more restrictive). Executive's employment shall be deemed to be terminated for Disability on the date on which Executive is entitled to receive long-term disability compensation pursuant to such long-term disability plan.

          h. "Employment Period" shall mean the period commencing as of the date of this Agreement and ending on December 9, 1999.

          i. "Executive" shall have the meaning set forth in the first paragraph of this Agreement.

          j. "Good Reason" shall mean, with respect to any voluntary termination of employment by Executive other than during a Standstill Period, the following:

               i. the assignment to Executive of any duties materially inconsistent with his positions, duties, responsibilities, reporting requirements, and status with the

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          Company (or a Subsidiary) on the later of the date of this Agreement and 120 days prior to the date of such termination, or a substantive change in Executive's titles, reporting requirements or offices as in effect on the later of the date of this Agreement and 120 days prior to the date of such termination, or any removal of Executive from or any failure to reelect him to such positions, except in connection with the termination of Executive's employment by the Company (or a Subsidiary) for Cause or by Executive other than for Good Reason; or any other action by the Company (or a Subsidiary) which results in a diminishment in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company or the Subsidiary promptly after receipt of notice thereof given by Executive; or

               ii. if Executive's rate of Base Salary for any fiscal year is less than 100 percent of the Base Salary paid to Executive in the completed fiscal year immediately preceding the fiscal year in which Executive voluntarily terminates his employment, or if Executive's total cash compensation opportunities, including salary and incentives, for any fiscal year are less than 100 percent of the total cash compensation opportunities made available to Executive in the completed fiscal year immediately preceding the fiscal year in which Executive voluntarily terminates his employment; or

               iii. any relocation by Company of Executive's principal place of employment of more than 50 miles from the place where Executive's principal residence was located on the date that Executive gives notice of such termination.

               iv. any breach by the Company of any term or provision of this Agreement.

     Notwithstanding the foregoing, a voluntary termination by Executive of his Employment shall not be deemed to be for "Good Reason" unless such termination occurs within 120 days after the occurrence of any event described in clauses (i), (ii), (iii) or (iv) above without Executive's express written consent, Executive gives notice to the Company at least 30 days in advance requesting that the situation described in such clauses be remedied, and the situation remains unremedied upon expiration of such 30-day period. In addition, in no event shall a termination by Executive for "Good Reason" during the Employment Period be seemed to be a breach by Executive of this Agreement.

          k. "Incapacity" shall mean a disability (other than a disability within the meaning of "Disability" in paragraph g. above) or other impairment of health that renders Executive unable to perform his duties to the satisfaction of the Compensation Committee of the Board of Representatives of the Company. If by reason of Incapacity

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     Executive is unable to perform his duties for at least six months in any consecutive 12-month period, upon written notice by the Company the employment of Executive shall be deemed to have terminated by reason of Incapacity.

          l. "Prohibited Period" means a period commencing on the Date of Termination and ending on the later of the last day of the Employment Period and the date one year from the Date of Termination.

          m. "Qualified Termination" shall mean the termination of Executive's employment during any Standstill Period (1) by the Company other than for Cause, (2) by reason of death, Incapacity or Disability, or (3) by Executive voluntarily in connection with the following events:

               i. the assignment to him of any duties materially inconsistent with his positions, duties, responsibilities, reporting requirements, and status with the Company (or a Subsidiary) immediately prior to a Change of Control, or a substantive change in Executive's titles, reporting requirements or offices as in effect immediately prior to a Change of Control, or any removal of Executive from or any failure to reelect him to such positions, except in connection with the termination of Executive's employment by the Company (or a Subsidiary) for Cause or by Executive other than in connection with an event described in this clause (3); or any other action by the Company (or a Subsidiary) which results in a diminishment in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company or the Subsidiary promptly after receipt of notice thereof given by Executive; or

               ii. if Executive's rate of Base Salary for any fiscal year is less than 100 percent of the Base Salary paid to Executive in the completed fiscal year immediately preceding the Change of Control, or if Executive's total cash compensation opportunities, including salary and incentives, for any fiscal year are less than 100 percent of the total cash compensation opportunities made available to Executive in the completed fiscal year immediately preceding the Change of Control; or

               iii. the failure of the Company (or a Subsidiary) to continue in effect any benefits or perquisites, or any pension, life insurance, medical insurance or disability plan in which Executive was participating immediately prior to a Change of Control unless the Company (or a Subsidiary) provides Executive with a plan or plans that provide substantially similar benefits in the aggregate, or the taking of any action by the Company (or a Subsidiary) that would adversely affect Executive's participation in or materially reduce Executive's benefits in the aggregate under such plans or deprive Executive of any material

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          fringe benefit enjoyed by Executive immediately prior to a Change of
          Control, unless the elimination or reduction of any such benefit, perquisite or plan affects all other executives in the same organizational level (it being the Company's burden to establish this fact); or

               iv. any purported termination of Executive's employment by the Company (or a Subsidiary) for Cause during a Standstill Period which is not effected in compliance with paragraph b. above; or

               v. any relocation by Company of Executive's principal place of employment of more than 50 miles from the place where Executive's principal residence was located at the time of the Change of Control; or

               vi. any other breach by the Company of any term or provision of this Agreement; or

               vii.  termination by Executive of his employment for Retirement.

     Notwithstanding the foregoing, a voluntary termination by Executive of his Employment shall not be deemed to fall within this clause (m) unless: (A) with respect to any of the events described in clauses (i), (ii), (iii),
     (iv), (v) or (vi) above, such termination occurs within 120 days after the occurrence of any of such event without Executive's express written consent, Executive gives notice to the Company at least 30 days in advance requesting that the situation described in such clauses be remedied, and the situation remains unremedied upon expiration of such 30-day period; (B) with respect to the event described in clause (vii) above, such termination occurs within 120 days after the occurrence of such event without Executive's express written consent and Executive gives notice to the Company at least 30 days in advance; or (C) with respect to the event described in clause (vii), Executive gives notice to the Company at least 30 days in advance. In addition, in no event shall a termination by Executive during the Employment Period that qualifies as a "Qualified Termination" be deemed to be a breach by Executive of this Agreement.

          n. "Retirement" shall mean voluntary termination by Executive of his employment in accordance with the Company's retirement plan or program generally applicable to its salaried employees or in accordance with any retirement arrangement established with Executive's consent with respect to him. Nothing in this Agreement shall affect any agreement between Executive and the Company with respect to his retirement.

          o. "Standstill Period" shall be the period commencing on the date of a Change of Control and continuing until the close of business on the last business day of the 24th calendar month following such Change of Control.

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          p.  "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock.

     2.   Employment.  Subject to the other terms and conditions set forth
          ----------
herein, the Company hereby employs Executive, and Executive agrees to be employed by the Company, as President and Chief Executive Officer--Chadwicks, for a term commencing on December 9, 1996 and continuing until the earlier of December 9, 1999 or the date such employment shall have been terminated in accordance with the terms of this Agreement. This Agreement shall terminate and be of no further force or effect as of December 9, 1999; provided, that on such date, if Executive is then still employed by the Company and willing to continue in the employ of the Company, the Company hereby covenants and agrees to enter into a new employment contract with Executive that contains terms and conditions that are substantially similar to those contained in the form of employment contract attached as Exhibit B hereto. In his capacity as President and Chief
                     ---------
Executive Officer--Chadwicks, Executive shall faithfully perform to the best of his ability all services and acts necessary or advisable as may be assigned to him by the Board of Representatives of Brylane and consistent with his position as President and Chief Executive Officer--Chadwicks. Throughout the term hereof, Executive shall, except as may from time to time be otherwise agreed in writing by the Company, devote his full-time working hours to his duties hereunder.

     3.   Compensation.
          ------------

          a. For all services to be rendered by Executive hereunder, and for all rights granted the Company hereunder, Executive shall be paid by the Company a base salary at the annual rate of $340,000 for each 12-month period of the term hereof, prorated for any portion thereof, payable in substantially equal bimonthly installments, less required withholdings. This base salary shall be reviewed for any upward adjustments by the Board of Representatives of Brylane or, at the Board's option, the Compensation Committee, in March 1997 and every March thereafter; provided, that any
                                                          --------
     adjustments to Executive's salary shall be in the sole discretion of the Board or the Compensation Committee.

          b. Executive shall be entitled to paid vacations, personal and sick days consistent with the policies of the Company for management employees. Executive shall receive such other compensation as shall be approved by the Board and shall participate in all fringe benefits (including, without limitation, group medical, life, disability and accidental death and dismemberment insurance), bonus and benefit plans which shall be generally available from time to time to management employees of the Company. Notwithstanding the foregoing provisions of this subsection (b), the Company agrees that it shall provide Executive with a benefits package which is not materially less favorable to Executive in the aggregate when compared with those

                                      -6-
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     coverages and benefits provided or made available by Chadwick's or its affiliates to Executive (and his dependents) immediately prior to the consummation of the transactions contemplated by that certain Asset Purchase Agreement dated as of October 18, 1996, by and among TJX, Chadwick's and Brylane (including, but not limited to, LRMIP, SERP, car, life and other insurance programs, financial planning and medical, in all cases with appropriate vesting for service). To the extent that a benefit or program can not be transferred, it will be matched with a replacement program or benefit or, if it can not be matched with a similar program or benefit, a program or benefit with equivalent value will be created. In addition, Brylane shall provide a bonus or incentive compensation plan which provides Executive with the opportunity to earn the right to be paid additional compensation as set forth on Exhibit C hereto.
                                             ---------

          c. Executive shall be reimbursed in accordance with the policies of the Company as adopted by the Board from time to time for his reasonable travel, entertainment, business, meeting and similar expenditures, incurred for the benefit of the Company and subject to approval of the Chief Executive Officer of Brylane or the Board. As an additional condition to the reimbursement of such expenses by the Company to Executive, Executive shall provide the Company with copies of all available invoices and receipts, and otherwise account to the Company in sufficient detail and with adequate documentation to allow the Company to confirm the business nature of the expenses and claim an income tax deduction for such paid items, if such items are deductible.

     4.   Benefits Upon a Change of Control.
          ---------------------------------

          a.   Benefits Following Termination of Employment.  Executive shall be
               --------------------------------------------
     entitled to the following benefits upon a Qualified Termination:

               i. Within 30 days following the Date of Termination, the Company shall pay to Executive the following in a lump sum:

                    (1) an amount equal to two times Executive's Base Salary for one year at the rate in effect immediately prior to the Date of Termination or the Change of Control (or if Executive's title was changed to a level below that of Executive's Current Title, the rate in effect immediately prior to such change), whichever is highest, plus the accrued and unpaid portion of Executive's Base Salary through the Date of Termination. Any payments made to Executive under any long term disability plan of the Company with respect to the two years following termination of employment shall be offset against such two times Base Salary payment. Executive shall promptly make reimbursement payments to the Company to the extent any such disability payments are received after the Base Salary payment.

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                    (2)  if Executive was a participant in the Supplemental
               Executive Retirement Plan of TJX or any successor plan operated by Brylane or any of its affiliates (in either event, "SERP"), immediately prior to the Change of Control and the number of years Executive has been employed by the Company (or a Subsidiary) is five or more, including service for TJX and its subsidiaries, an amount equal to the present value of the payments that Executive would have been entitled to receive under the TJX SERP as a Category B participant (regardless of whether he was participating in any SERP on the Date of Termination).
               The present value of such payments shall be calculated using the following rules and assumptions:

                         (a) a credit equal to the number of Years of Service (as that term is defined in the TJX SERP, but which term shall in any event count years of service with the Company) that Executive has been employed by the Company and subsidiaries at the Date of Termination, including service for TJX and its subsidiaries, shall be added to his Years of Service in determining Executive's total Years of Service. However, the total Years of Service determined hereunder shall not exceed the lesser of (x) 20 or (y) the Years of Service that Executive would have had if he had retired at the age of 65;

                         (b) Executive's Average Compensation (as that term is defined in the TJX SERP) shall be determined as of the Date of Termination;

                         (c) Executive's Primary Social Security Benefit (as that term is defined in the TJX SERP) shall mean the annual primary insurance amount to which Executive is entitled or would, upon application therefor, become entitled at age 65 under the provisions of the Federal Social Security Act as in effect on the Date of Termination assuming that Executive received annual income at the rate of his Base Salary from the Date of Termination until his 65th birth date which would be treated as wages for purposes of the Social Security Act;

                         (d) the monthly benefit under the TJX SERP determined using the criteria set forth in (A), (B), and (C) above shall be multiplied by 12 to determine an annual benefit; and

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                         (e)  the present value of such annual benefit shall be
                    determined by multiplying the result in (D) by the appropriate actuarial factor from the most recently published table 4A (or its equivalent) as published by the Pension Benefit Guaranty Corporation and which is effective for plan terminations occurring on the Date of Termination, using Executive's age to the nearest year determined as of that date. If, as of the Date of Termination, Executive has previously satisfied the eligibility requirements for Early Retirement under the TJX Retirement Plan (or any successor plan operated by Brylane or any of its affiliates), then the appropriate factor shall be that based on the most recently published "PBGC Actuarial Value of $1.00 Per Year Deferred to Age 60 And Payable For Life Thereafter --Healthy Lives," except that if Executive's age to the nearest year is more than 60, then such higher age shall be substituted for 60. If, as of the Date of Termination, Executive has not satisfied the eligibility requirements for Early Retirement under the TJX Retirement Plan (or any successor plan operated by Brylane or any of its affiliates), then the appropriate factor shall be based on the most recently published "PBGC Actuarial Value of $1.00 Per Year Deferred To Age 65 And Payable For Life Thereafter -- Healthy Lives."

          If Executive receives a payment under this subparagraph (2), he shall not be entitled to any other payments under SERP.

               ii. Until the second anniversary of the Date of Termination, the Company shall maintain in full force and effect for the continued benefit of Executive and his family all life insurance, medical insurance and disability plans and programs in which Executive was entitled to participate immediately prior to the Change of Control (or if Executive's title was changed to a level below that of Executive's Current Title, all such plans and programs in which Executive was entitled to participate immediately prior to such change, if the benefits thereunder are greater), provided that Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Executive is ineligible to participate in such plans or programs, the Company shall arrange upon comparable terms to provide Executive with benefits substantially similar to those which he is entitled to receive under such plans and programs. Notwithstanding the foregoing, the Company's obligations hereunder with respect to life, medical or disability coverage or benefits shall be deemed satisfied to the extent (but only to the extent) of any such coverage or benefits provided by another employer.

               iii. Until the second anniversary of the Date of Termination, the Company shall make available to Executive the use of any automobile that was made available to Executive prior to the Date of Termination, including ordinary replacement thereof in accordance with the Company's automobile policy in effect immediately prior to the Change of Control, or if Executive's title was changed to a level below that of Executive's Current Title, the Company shall make available to Executive the use of an automobile of a type comparable to the automobile that was made available to him immediately prior to such change (or, in lieu of making such automobile available, the Company may at its option pay to Executive the present value of its cost of providing such automobile). Within 30 days after the close of each calendar year ending within such two-year period, the Company shall also pay to Executive an amount to gross up Executive for the federal and state tax liability of Executive, if any, for the use of such automobile during the calendar year. If immediately prior to the Date of Termination, the Company provided Executive with an automobile allowance rather than with the use of an automobile, the Company shall pay to Executive in a lump sum within 30 days following the Date of Termination an amount equal to (i) two times Executive's automobile allowance for one year at the rate in effect immediately prior to the Date of Termination or the Change of Control (or if Executive's title was changed to a level below that of Executive's Current Title, the rate in effect immediately prior to such change), whichever is highest, including any increase in such rate which would have become effective during the two-year period following the Date of Termination (had a Qualified Termination not occurred), in accordance with the Company's automobile policy in effect immediately prior to the Change of Control, plus (ii) the accrued and unpaid portion of Executive's automobile allowance through the Date of Termination, plus (iii) an amount to gross up Executive for the federal and state tax liability of Executive on such lump sum payment. In addition to either providing the use of an automobile or paying the amount described in the preceding sentence, the Company shall also reimburse Executive for reasonable amounts of cellular telephone expenses incurred by Executive during the two-year period following the Date of Termination.

          Payments under this Section 4(a) and Section 4(b) below, shall be made without regard to whether the deductibility of such payments (or any other payments to or for the benefit of Executive) would be limited or precluded by Internal Revenue Code Section 280G and without regard to whether such payments (or any other payments) would subject Executive to the federal excise tax levied on certain "excess parachute payments" under Internal Revenue Code Section 4999; provided, that if the total of all payments to
                                --------
     or for the benefit of Executive, after reduction for all federal taxes (including the tax described in Internal Revenue Code Section 4999, if applicable) with respect to such payments ("Executive's total after-tax payments"), would be increased by the limitation or elimination of any payment under this Section 4(a) or Section 4(b), amounts payable under this Section 4(a) and Section 4(b) shall be reduced to the extent, and only to the extent, necessary to maximize Executive's total after-tax payments. The determination as to whether and to what extent payments under this Section 4(a) or Section 4(b) are required to be reduced in accordance with the preceding sentence shall be made at the Company's expense by Coopers & Lybrand or by such other certified public accounting firm as the Compensation Committee of the Company's Board of Representatives may designate prior to a Change of Control. In the event of any underpayment or overpayment under this Section 4(a) or Section 4(b), as determined by Coopers & Lybrand (or such other firm as may have been designated in accordance with the preceding sentence), the amount of such underpayment or overpayment shall forthwith be paid to Executive or refunded to the Company, as the case may be, with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Internal Revenue Code.

          b.  Other Benefits.  Within 30 days following a Change of Control,
              --------------
     whether or not Executive's employment has been terminated, the Company shall pay to Executive the following in a lump sum:

               i. an amount equal to the "Target Bonus" under the plan referred to in Exhibit C attached hereto or any successor plan
                         ---------
          operated by Brylane or any of its affiliates and which is applicable to Executive for the fiscal year in which the Change of Control occurs (in either event, "MIP") (or if Executive's title was changed to a level below that of Executive's Current Title within 180 days before the commencement of a Standstill Period, the "Target Bonus" applicable to Executive for the fiscal year in which such change occurred as if he continued to hold Executive's Current Title, if higher); and

               ii. if Executive is a participant in the Long Range Management Incentive Plan of TJX or any successor plan operated by Brylane of any of its affiliates and in effect at the Change of Control (in either event, "LRMIP") (but specifically excluding any long-range incentive plan which states that its sole or primary purpose is retention), an amount with respect to each Award Period (as that term is defined in LRMIP) for which Executive has been designated as a participant equal to the product of (A) the maximum award payable to Executive for such Award Period, as designated by the Company's Compensation Committee under LRMIP (or, if Executive's title was changed to a level below that of Executive's Current Title, in the case of an Award Period which commences after such change, the maximum award payable to Executive for such Award Period shall be deemed to be the maximum award payable to Executive for the Award Period which commenced immediately prior to such change, if higher), and (B) a fraction, the denominator of which is the total number of fiscal years in the Award Period and the numerator of which is the number of fiscal years which have elapsed in such Award Period prior to the

          Change of Control (for purposes of this fraction, if the Change of Control occurs during the first quarter of a fiscal year, then one-quarter of the fiscal year shall be deemed to have elapsed prior to the Change of Control, and if the Change of Control occurs after the first quarter of the fiscal year, then the full fiscal year shall be deemed to have elapsed prior to the Change of Control).

     5.   Nonsolicitation and Noncompetition; Other Severance Payments; No
          ----------------------------------------------------------------
Mitigation of Damages; Notice of New Employment; Withholding.
------------------------------------------------------------

          a.   Nonsolicitation and Noncompetition; Trade Secrets.
               -------------------------------------------------

               i. Upon the termination of Executive's employment for any reason, Executive shall not during the Prohibited Period under any circumstances (1) employ, solicit the employment of, or accept unsolicited the services of, any "protected person" or (2) recommend the employment of any "protected person" to any other business organization in which Executive has any direct or indirect interest (other than a less-than-one percent equity interest in an entity), with which Executive is affiliated or for which Executive renders services. A "protected person" shall be a person known by Executive to be employed by the Company or its subsidiaries at or within six months prior to the commencement of conversations with such person with respect to employment.

               As to (1) each "protected person" to whom the foregoing applies,
          (2) each subcategory of "protected person" as defined above, (3) each limitation on (A) employment of, (B) solicitation of, or (C) unsolicited acceptance of services from, each "protected person" and
          (4) each month of the period during which the provisions of this paragraph (i) apply to each of the foregoing, the provisions set forth in this paragraph (i) are deemed to be separate and independent agreements and in the event of unenforceability of any such agreement, such unenforceable agreement shall be deemed automatically deleted from the provisions hereof and such deletion shall not affect the enforceability of any other provision of this paragraph (i) or any other term of this agreement.

               ii. During the course of his employment, Executive will have learned many trade secrets of the Company and its subsidiaries and will have access to confidential information and business plans of the Company. Therefore, subject to paragraph (iii) of this Section 5(a), if Executive should terminate his employment voluntarily at any time other than for Good Reason, but including by reason of Retirement or Disability, or if the Company should terminate Executive's employment at any time for Cause, then, during the Prohibited Period, Executive will not carry on (as an employee, agent, consultant, independent contractor, stockholder, partner, owner or otherwise, other than as an investor in a less-than-one percent equity interest in an entity) any trade or business competing with the then trade or business of Brylane (or its affiliates) in any state in which Brylane (or its affiliates) is carrying on such trade or business as of the effective date of such termination. For purposes of this paragraph, TJX and its subsidiaries shall also be deemed competitors. Executive agrees that if, at any time, pursuant to action of any court, administrative or governmental body or other arbitral tribunal, the operation of any part of this paragraph shall be determined to be unlawful or otherwise unenforceable, then the coverage of this paragraph shall be deemed restricted as to duration, geographical scope or otherwise, to the extent, and only to the extent, necessary to make this paragraph lawful and enforceable in the particular jurisdiction in which such determination is made.

               iii. Paragraph (ii) of this Section 5(a) shall not apply if Executive's employment is terminated either by the Company or by Executive during a Standstill Period.

          b.   Other Severance Payments.
               ------------------------

               i. If Executive's employment is terminated prior to the last day of the Employment Period, and such termination is either by Executive for Good Reason or by the Company for any reason other than for Cause, and such termination is not a Qualified Termination, no compensation or other benefits shall be payable to or accrue to Executive hereunder, except as follows:

                    (1) For the longer of (A) one year after the Date of Termination or (B) the remainder of the Employment Period, the Company will continue to pay to Executive his Base Salary at the rate in effect on the Date of Termination. Base Salary shall be paid for the first twelve months of the period without reduction for compensation earned from other employment or self-employment, and shall thereafter be reduced by such compensation.

                    (2) Until the expiration of Base Salary payments described in (1) immediately above or until Executive shall commence other employment or self-employment, whichever shall first occur, the Company will provide medical and hospital insurance and term life insurance (but not long-term disability insurance) for Executive and his family, comparable to the insurance provided for executives generally, as the Company shall determine, and upon the same terms and conditions as shall be provided for Company executives generally, provided that Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Executive is ineligible to participate in such plans or programs, the Company shall arrange upon comparable terms to provide Executive with benefits substantially similar to those which he is entitled to receive under such plans and programs.

                    (3) For purposes of the MIP, Executive shall be entitled to payment, if any, pursuant to the terms of the MIP, or, if greater, such amount as Executive would have earned under MIP if his employment had continued until the end of the fiscal year (pro-rated for the period of active employment during the year).

          Executive shall also be entitled to payments or benefits under other plans of the Company to the extent provided therein in the circumstances.

               ii. If Executive's employment terminates by reason of death, Disability or Incapacity, and such termination is not a Qualified Termination, no compensation or benefits shall be payable to or accrue to Executive hereunder, except that Executive shall be entitled to payment, if any, pursuant to the terms of the MIP or, if greater, such amount as Executive would have earned under the MIP until the end of the fiscal year (pro-rated for the period of active employment during such year). Executive shall also be entitled to payments or benefits under other Employer plans, including any long-term disability plan, to the extent therein provided in the circumstances.

               iii. In the event that Executive has any other agreement with the Company (or a Subsidiary) which entitles Executive to severance payments upon the termination of his employment with the Company, the amount of any such severance payments shall be deducted from the payments to be made under this Agreement. If Executive should violate any of the provisions of Section 5(a) hereof, all compensation and benefits payable under Section 5(b) shall cease.

          c.   No Duty to Mitigate Damages; Remedies Not Exclusive.  Executive's
               ---------------------------------------------------
     benefits under this Agreement shall be considered severance pay in consideration of his past service (including service with TJX and its subsidiaries) and his continued service from the date of this Agreement, and his entitlement thereto shall not be governed by any duty to mitigate his damages by seeking further employment, nor shall such benefits be offset by any compensation which he may receive from future employment, except as provided in Section 5(b)(i). In addition, notwithstanding anything contained in this Agreement to the contrary, in the event that Executive's termination of employment with the Company, either for "Good Reason" or in circumstances that constitute a "Qualified Termination", are based on circumstances involving a breach of the terms and conditions of this Agreement by a party other than the Executive, then the benefits to be provided to Executive in connection with such a termination shall be in addition to, and not in limitation of, any other legal or equitable remedies to which Executive may otherwise be entitled.

          d.   Notice of New Employment.  If Executive's employment terminates
               ------------------------
     other than in a Qualified Termination, Executive agrees (i) to notify the Company immediately upon his securing employment or becoming self-employed during any period when Executive's compensation from the Company shall be subject to reduction or his benefits provided by the Company shall be subject to termination under Section 5(b) and (ii) to furnish to the Company written evidence of his compensation earned from any such employment or self-employment as the Company shall from time to time request. In addition, upon Executive's termination of employment for any reason other than the death of Executive, Executive shall immediately return all written trade secrets, confidential information and business plans of the Company and its affiliates and shall execute a certificate certifying that he has returned all such items in his possession or under his control.

          e.   Withholding.  Anything to the contrary notwithstanding, all
               -----------
     payments required to be made by the Company hereunder to Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

     6.   Anticipatory Termination.  Anything in this Agreement to the contrary
          ------------------------
notwithstanding, if Executive's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated by Executive that such termination (a) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (b) otherwise arose in connection with or in anticipation of a specifically threatened Change of Control, then for all purposes of this Agreement, a Change of Control shall be deemed to have occurred on the date immediately prior to the date of such termination.

     7.   Miscellaneous.  In the event the definition of Change of Control in
          -------------
this Agreement differs from the definition of "change of control" contained in any other executive compensation or employee benefit plan (other than a tax-qualified plan) maintained by the Company in which Executive is a Participant, the definition of Change of Control contained herein shall control for the purposes of determining whether a "change of control" has occurred under such other plan with respect to Executive.

     8.   Arbitration.  Any controversy or claim arising out of or relating to
          -----------
this Agreement, or the breach thereof, shall be settled exclusively by arbitration in Boston, Massachusetts in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Arbitration shall be by a panel of three arbitrators, one each chosen by Executive and the Company, and the third chosen by mutual agreement of the arbitrators chosen by Executive and the Company.

     9.   Legal Fees and Expenses.  The Company shall pay all legal fees and
          -----------------------
expenses, including but not limited to counsel fees, stenographer fees, printing costs, etc. reasonably incurred by Executive in obtaining any right or benefit to which Executive is entitled under this Agreement in the event of a Change of Control. Any amount payable under this Agreement that is not paid when due shall accrue interest at the prime rate as from time to time in effect at the First National Bank of Boston, until paid in full.

     10.  Notice of Termination.  During a Standstill Period, Executive's
          ---------------------
employment may be terminated by the Company (or a Subsidiary) only upon 30 days' written notice to Executive.

     11.  Notices.  All notices shall be in writing and shall be deemed given
          -------
five days after mailing in the continental United States by registered or certified mail, or upon personal receipt after delivery, telex, telecopy or telegram, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

    To the Company:          Brylane, L.P.
                             463 7th Avenue, 21st Floor
                             New York, New York  10018
                             Attention:  Robert A. Pulciani

    To Executive:            At his home address,
                             as last shown on the
                             records of the Company

The failure by Executive to set forth in any notice of termination of employment any fact or circumstance which contributes to a showing of Good Reason or that such termination is described in clause (3) of Section 1(m) shall not waive any of Executive's rights hereunder or preclude him from asserting such fact or circumstance in enforcing his rights hereunder.

     12.  Severability.  In the event that any provision of this Agreement shall
          ------------
be determined to be invalid or unenforceable, such provision shall be enforceable in any other jurisdiction in which valid and enforceable and in any event the remaining provisions shall remain in full force and effect to the fullest extent permitted by law.

     13.  General Provisions.
          ------------------

          a.  Binding Agreement.  This Agreement shall be binding upon and inure
              -----------------
     to the benefit of the parties and be enforceable by Executive's personal or legal representatives or successors. If Executive dies while any amounts would still be payable to him hereunder, benefits would still be provided to his family hereunder or rights would still be exercisable by him hereunder as if he had continued to live, such amounts shall be paid to Executive's estate, such benefits shall be provided to Executive's family and such rights shall remain exercisable by Executive's estate in accordance with the terms of this Agreement. This Agreement shall not otherwise be assignable by Executive.

          b.  Successors.  This Agreement shall inure to and be binding upon the
              ----------
     Company's successors. The Company will require any successor to all or substantially all of the business and/or assets of the Company by sale, merger (where the Company is not the surviving corporation), lease or otherwise, by agreement in form and substance satisfactory to Executive, to assume expressly this Agreement. If the Company shall not obtain such agreement prior to the effective date of any such succession, Executive shall have all rights resulting under this Agreement from a termination by Executive described in clause (3) of Section 1(m). This Agreement shall not otherwise be assignable by the Company, and, in any event, the Company shall remain obligated to Executive for all obligations and shall not rely on any suretyship defenses.

          c.  Amendment or Modification; Waiver.  This Agreement may not be
              ---------------------------------
     amended unless agreed to in writing by Executive and the Company. No waiver by either party of any breach of this Agreement shall be deemed a waiver of a subsequent breach.

          d.  Titles.  No provision of this Agreement is to be construed by
              ------
     reference to the title of any section.

          e.  Continued Employment.  This Agreement shall not give Executive any
              --------------------
     right of continued employment or any right to compensation or benefits from the Company or any Subsidiary except the rights specifically stated herein.

          f.  Prior Agreement.  This Agreement shall supersede and replace any
              ---------------
     prior employment, change of control or severance agreement between the Company or any of its subsidiaries, or any predecessor, and Executive.

          g.  Remedies.  Any material breach or violation by Executive of the
              --------
     terms of Section 5 of this Agreement, will result in immediate and irreparable injury and harm to the Company, and will cause damage to the Company in amounts difficult to ascertain. Accordingly, the Company shall be entitled to, and Executive hereby consents to the entry of, the remedies or injunction and specific performance, or either of such remedies, as well as all other remedies to which the Company may be entitled, at law, in equity or otherwise, with respect to any such breach or violation.

          h.  Governing Law.  The validity, interpretation, performance and
              -------------
     enforcement of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

     14.  Counterparts.  This Agreement may be executed in two counterparts,
          ------------
each of which shall be deemed an original and both of which together shall be deemed one Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       COMPANY:

                                       BRYLANE, L.P.


                                       By /s/ Peter J. Canzone
                                          -----------------------------
                                          Authorized Representative


                                       EXECUTIVE:

                                          /s/ Dhananjaya K. Rao
                                          -----------------------------
                                              Dhananjaya K. Rao

                                  EXHIBIT A

                       Definition of "Change of Control"
                       ---------------------------------


     "Change of Control" shall mean the occurrence of any one of the following events:

          (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Permitted Holders (as defined below), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of all classes of Voting Equity Interests (as defined below) of VP Holding Corporation, a Delaware corporation (the "Corporation"), Newco (as hereinafter defined), Brylane (the "Partnership") or the Partnership's general partner; provided,
                                                                       --------
     that the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Representatives or Directors; provided, further, that
                                                   --------  -------
     unless the Compensation Committee of the Partnership shall otherwise determine prior to the acquisition of such majority ownership, such acquisition of ownership shall not constitute a Change of Control if Executive or an Executive Related Party is the person or a member of a group constituting the person acquiring such ownership; or

          (b) (i) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Representatives or Directors (together with any new members of the Board of Representatives or Directors whose election to such Board or whose nomination for election by the holders of Equity Interests (as defined below) of the Partnership, the Corporation or Newco was approved by (a) a Permitted Holder or (b) a vote of at least 66-2/3% of the members of the Board of Representatives or Directors then still in office who were either members of the Board of Representatives or Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Representatives or Directors then in office;

          (c) (i) the Partnership or its general partner, the Corporation or Newco consolidates with or merges with or into any person or entity or conveys, transfers or leases all or substantially all of its assets to any person or entity, or any corporation or partnership consolidates with or merges into or with the Partnership or its general partner, the Corporation or Newco, in any such event pursuant to a transaction in which the outstanding Voting Equity Interests of the Partnership or its general partner, the Corporation or Newco are changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Equity Interests of the Partnership or its general partner, the Corporation or Newco are not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Partnership or its general partner, the Corporation or Newco or where (A) the outstanding Voting Equity Interests of the Partnership or its general partner or the Corporation are changed into or exchanged for (x) Voting Equity Interests of the surviving corporation or entity, or (y) cash, securities and other property (other than Equity Interests of the surviving corporation or entity) and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (i) 50% of the total outstanding Voting Equity Interests of the surviving corporation or entity and (2) the percentage of the outstanding Voting Equity Interests of the surviving corporation or partnership or entity owned, directly or indirectly, by Permitted Holders immediately after such transaction); or (ii) the sale or other disposition by the Partnership, in one transaction or a series of related transactions (but not including a disposition that is part of any sale-and-leaseback or similar financing transactions), of assets aggregating more than thirty percent (30%) of the assets of the Partnership's Chadwick's of Boston business (taken at the values as stated on the books of the Partnership determined in accordance with generally accepted accounting principles consistently applied), or responsible for generating more than thirty percent (30%) of the net sales of the Partnership's Chadwick's of Boston business; provided, that unless otherwise determined by the Compensation
               --------
     Committee of the Partnership, no transaction shall constitute a Change of Control if, immediately after such transaction, Executive or any Executive Related Party shall own Equity Interests of any surviving corporation ("Surviving Entity") having a fair value as a percentage of the fair value of the Equity Interests of such Surviving Entity greater than 125% of the fair value of the Equity Interests of the Partnership, the Corporation and/or Newco (as defined in the Partnership Agreement) owned by Executive and any Executive Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all Equity Interests of the Partnership, the Corporation and/or Newco immediately prior to such transaction; provided, further, that for purposes of this paragraph (c), if
                  --------  -------
     such agreement requires as a condition precedent approval by the equityholders of the Partnership, the Corporation and/or Newco of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless such approval is secured and the transaction is consummated.

     Notwithstanding anything in this definition to the contrary, a "Change of Control" shall not be deemed to have occurred as a result of (i) a transaction pursuant to which the Corporation and/or Partnership and/or its general partner is reorganized or reconstituted as a corporation or other entity or a corporation or other entity becomes the direct or indirect parent entity of the Partnership and/or the Corporation (collectively "Newco"), or (ii) any sale of Equity Interests in a public offering.

     In addition, for purposes of this Exhibit A, the following terms have the
                                       ---------
meanings set forth below:

     "Equity Interest" in any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents or interest in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such person.

     An "Executive Related Party" shall mean any affiliate or associate of Executive other than the Partnership, Newco or the Corporation, as the case may be, or an affiliate of the Partnership, Newco or the Corporation, as the case may be. The terms "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term "registrant" in the definition of "associate" meaning, in this case, the Partnership, Newco or the Corporation, as the case may be).

     "Permitted Holders" means (i) The Limited, Inc., a Delaware corporation, and any of its affiliates, (ii) Freeman Spogli & Co., a California general partnership, and any of its affiliates, (iii) WearGuard Corporation, a Delaware corporation, and any of its affiliates, (iv) Chadwick's, Inc., (v) Leeway & Co., as nominee for the AT&T Long-Term Investment Trust ("AT&T"), and any affiliates and permitted assignees of AT&T, (vi) NYNEX Master Trust and any of its affiliates and permitted assignees, and (vii) VP Holding Corporation (with respect to the general partner of the partnership); provided, that Brylane, L.P.
                                                    --------
and its subsidiaries shall not be deemed affiliates of The Limited, Inc., Freeman Spogli & Co., WearGuard Corporation, Chadwick's Inc., Leeway & Co., as nominee for the AT&T Long-Term Investment Trust and NYNEX Master Trust for purposes of this definition.

     "Person" shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on July 1, 1996.

     "Voting Equity Interests" means Equity Interests of the class or classes pursuant to which the holders thereof have (i) in respect of a corporation, the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Equity Interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (ii) in respect of a limited liability company or other entity, the general voting power under ordinary circumstances to elect the board of directors or other governing board of such entity.

                                   EXHIBIT A


          Brylane has a semi-annual performance bonus program based upon goals relating to Brylane's operating profit. Such goals will be established at the beginning of each six-month season based upon a review by the Partnership Board of management's operating budget for that season. Each participant in such program may receive a bonus for each semi-annual bonus period equal to a certain percentage of his or her annual salary. The actual bonus amount will be based upon the extent to which the operating profit goals for that season are met or exceeded. Operating profit shall exclude any charge resulting from the formation of the Partnership, such as the write-up of inventory to fair market value on August 30, 1993 and the amortization of the cost of intangibles resulting from the purchase accounting relating to the acquisition and any charge resulting from the acquisition of the Chadwick's of Boston business. Except as otherwise determined by the Partnership Board, or the Committee, in its sole discretion, operating profit for any given six-month season will also exclude any and all operating profit that is attributable to transactions entered into by Brylane or its affiliates during that six-month season. The Executive's individual participant percentage under such plan will be 50%, subject to any adjustments by the Partnership Board, or the Committee, as it may see fit in its sole discretion.

                                                                       EXHIBIT B

                              EMPLOYMENT AGREEMENT


       THIS EMPLOYMENT AGREEMENT (this "Agreement") is dated as of ________, 1999 and is entered into between Brylane, L.P., a Delaware limited partnership ("Brylane" or the "Partnership"), and ________________ (the "Executive").


                                R E C I T A L S
                                - - - - - - - -

       WHEREAS, the Partnership desires to employ the Executive, and the Executive desires to be so employed by the Partnership, on the terms and subject to the conditions hereinafter set forth.


                               A G R E E M E N T
                               - - - - - - - - -

       NOW, THEREFORE, the parties hereto have agreed, and do hereby mutually agree, as follows:

       1.  Employment.  Subject to the other terms and conditions set forth
           ----------
herein, the Partnership hereby employs the Executive, and the Executive agrees to be employed by the Partnership, as ________________________, for a term commencing on ________, 1999 and continuing until the earlier of ________, 2000 or the date such employment shall have been terminated as provided in Section 3 hereof. Beginning ________, 1999, this Agreement shall renew automatically for an additional one year term until the Partnership or Executive gives the other party hereto written notice at least 14 calendar days prior to the end of a term, of its intention to terminate this Agreement; provided, however, that this Agreement may terminate earlier than the end of a term as provided in Section 3 hereof. In her capacity as ________________________, the Executive shall faithfully perform to the best of her ability and in a satisfactory manner all services and acts necessary or advisable as may be assigned to her by the Chief Executive Officer. Throughout the term hereof the Executive shall, except as may from time to time be otherwise agreed in writing by the Partnership, devote her full-time working hours to her duties hereunder.

       2.  Compensation.
           ------------

           (a) For all services to be rendered by Executive hereunder, and for all rights granted the Partnership hereunder, the Executive shall be paid by the Partnership a base salary at the annual rate of $[amount shall be not less than base salary in effect at termination of the Employment Agreement] for each 12-month period of the term hereof, prorated for any portion thereof, payable in substantially equal bimonthly installments, less required withholdings. This base salary shall be reviewed for any upward adjustments annually by the Board of Representatives of the Partnership (the "Partnership Board") or, at the Partnership Board's option, a compensation committee thereof (the "Committee"), provided that any adjustments shall be in the sole discretion of the Partnership Board or the Committee.

           (b) The Executive shall be entitled to paid vacations, personal and sick days consistent with the policies of the Partnership for management employees. The Executive shall receive such other compensation as shall be approved by the Partnership Board and shall participate in all fringe benefits (including, without limitation, group medical, life, disability and accidental death and dismemberment insurance), bonus and benefit plans which shall be generally available from time to time to management employees of the Partnership.

           (c) The Executive shall be reimbursed in accordance with the policies of the Partnership as adopted by the Partnership Board from time to time for her reasonable travel, entertainment, business, meeting and similar expenditures, incurred for the benefit of the Partnership and subject to approval of the Chief Executive Officer of the Partnership or the Partnership Board. As an additional condition to the reimbursement of such expenses by the Partnership to the Executive, the Executive shall provide the Partnership with copies of all available invoices and receipts, and otherwise account to the Partnership in sufficient detail and with adequate documentation to allow the Partnership to confirm the business nature of the expenses and claim an income tax deduction for such paid items, if such items are deductible.

           (d) The Partnership hereby agrees to provide the Executive with a benefits package substantially similar (which is not materially less favorable to the Executive in the aggregate) to those coverages and benefits provided or made available by the predecessor to the Partnership (or its affiliates), to executives (and their dependents) with responsibilities substantially similar to those of the Executive, immediately prior to the consummation of the transactions contemplated by that certain Transaction Agreement dated as of July 13, 1993, by and among VGP Corporation, VLP Corporation and the Transferors referred to therein. In addition, the Partnership shall provide a bonus or incentive compensation plan which provides the Executive with the opportunity to earn the right to be paid additional compensation as set forth on Exhibit A
                                                                  ---------
hereto. This subsection (d) shall not be implemented so as to limit any rights or benefits to which the Executive or her dependents may be entitled under any employee benefit plan maintained by or contributed to by the Partnership.

       3.  Termination.
           -----------

           (a) The employment of the Executive hereunder may be terminated by the Partnership on at least 30 days' prior written notice if the Partnership Board determines that the Executive has become permanently disabled (as hereinafter defined).

Such written notice shall provide reasonable detail regarding the basis for such determination. The Executive shall be deemed to be "permanently disabled," as used in this subsection, if the Executive has been substantially unable to discharge her duties and obligations hereunder by reason of illness, accident or disability for a period of 180 days in any twelve-month period.

           (b) The employment of the Executive hereunder may be terminated forthwith by the Partnership for cause (as hereinafter defined) upon written notice from the Partnership Board to the Executive. Such written notice shall provide reasonable detail regarding the basis for such determination. The Partnership shall have "cause" to terminate the Executive, as used in this subsection, only if the Partnership Board shall determine that the Executive has, (i) refused or failed within a reasonable period of time to carry out any reasonable and material direction from the Chief Executive Officer of the Partnership, the Partnership Board (other than a failure resulting from the Executive's incapacity due to physical or mental illness), (ii) been guilty of a material and willful breach of the terms of this Agreement, (iii) demonstrated gross negligence or willful misconduct in the execution of her assigned duties,
(iv) been convicted of a felony or other serious crime involving moral turpitude, (v) engaged in fraud, embezzlement or other illegal conduct to the detriment of the Partnership, (vi) intentionally imparted confidential information relating to the Partnership to a third party, other than in the course of carrying out the Executive's duties, or (vii) materially and willfully breached any of her obligations pursuant to the Stock Subscription Agreement dated as of ________, 1996 between VP Holding Partnership and the Executive if such breach has not been cured 5 days after receipt of written notice to the Executive.

           (c) The employment of the Executive hereunder shall be automatically terminated on the date of the Executive's death.

           (d) In addition to the circumstances set forth in subsections (a),
(b) and (c) of this Section 3, the Partnership may terminate the Executive's employment for any reason or no reason and with or without cause upon 30 days' prior written notice to the Executive.

           (e) The Executive may terminate her employment hereunder forthwith at any time for good reason (as hereinafter defined) upon written notice to the Partnership. For purposes of this subsection, "good reason" shall mean the occurrence of any of the following: (i) a reduction by the Partnership in the Executive's base salary herein provided or as the same may be increased from time to time; (ii) any relocation by the Partnership of Executive's principal place of employment of more than 50 miles from the place where Executive's principal residence was located on the date notice is given; or (iii) a material and willful breach by the Partnership of any of its obligations to the Executive hereunder, including, without limitation, the Partnership's failure to obtain the written assumption agreement described in Section 10(a) if such agreement is not obtained within 5 days after written notice that a written assumption agreement required under
Section 10(a) has not been obtained.

           (f) In addition to the circumstances described in subsection (e) of this Section 3, the Executive may terminate her employment hereunder for any reason or no reason upon 30 days' prior written notice to the Partnership.

           (g) If the Executive's employment is terminated pursuant to this
Section 3, the Executive shall be entitled to, and the Partnership's obligation hereunder shall be limited to, (i) the payment of the compensation accrued under
Section 2 hereof to the effective date of such termination and (for any termination other than pursuant to Section 3(b)) a pro rata portion of any bonuses or incentive compensation payable with respect to any period commencing prior to the termination date, and (ii) in the case of termination under subsections (a), (c), (d) or (e) of this Section 3, the additional compensation provided in subsection (h) of this Section 3.

           (h)  (i)   if the Executive's employment is terminated by the
      Partnership pursuant to subsection (a) of this Section 3 the Executive will get the benefit of any Partnership disability plans; provided, however, that for a period of 12 consecutive months after the effective date of the termination the Partnership will pay the Executive the difference (if any) between the level of annualized salary provided for in
      Section 2 hereof, less required withholdings, and the amounts provided under such disability plans; or

                (ii) if the Executive's employment is automatically terminated pursuant to subsection (c) of this Section 3, the Partnership shall continue to pay to the Executive (or, if applicable, to her executor, administrator or heirs) the Executive's salary in equal monthly installments at the level of annualized salary provided for in Section 2 hereof being paid to the Executive at the time of such termination, less required withholdings, for a period of 12 consecutive months after the effective date of the termination; and

                (iii) if the Executive's employment is terminated by the Partnership pursuant to subsection (d) of this Section 3 or if the Executive terminates her employment pursuant to subsection (e) of this
      Section 3, the Partnership shall continue to pay to the Executive the Executive's salary in equal monthly installments at the level of annualized salary provided for in Section 2 hereof being paid to the Executive at the time of such termination, less required withholdings, for the greater of (A) the nine consecutive months after the effective date of the termination, and (B) the period after the effective date of the termination, through and including the [[month and day of this Agreement]
                                               -------------------------------
      immediately following the effective date of the termination.]

           (i) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise; but the amount of any payment provided for in this Section 3, other than amounts set forth in subsection (g)(i) of this Section 3, shall be reduced by any compensation earned by the Executive as the result of employment by another employer after the effective date of termination of the Executive's employment by the Partnership.

           (j) Nothing in this Agreement shall be deemed a release or waiver of right to any medical or other employee benefits available to the Executive on or after the effective date of termination of the Executive's employment by the Partnership under federal, state or local law which provides for the continuation of any medical or other employee benefits after such termination date.

       4.  Noncompetition.  If the Executive is terminated by the Partnership
           --------------
for cause in accordance with Subsection 3(b) hereof, or if the Executive terminates her employment other than for "good reason" in accordance with Subsection 3(e) hereof, then except as provided in the next sentence, for a period of 12 months after such termination, the Executive will not carry on (as an employee, agent, consultant, independent contractor, stockholder, partner, owner or otherwise) any trade or business competing with the then trade or business of the Partnership (or its affiliates) in any state in which the Partnership (or its affiliates) is carrying on such trade or business as of the effective date of such termination. The foregoing provisions of this Section 4 notwithstanding, the Executive may own not more than 5% of the issued and outstanding shares of any class of securities of an issuer whose securities are listed on a national securities exchange or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

       5.  Trade Secrets.  During the term of this Agreement and at all times
           -------------
thereafter, the Executive shall hold in secrecy all trade secrets and confidential information relating to the Partnership's (and its affiliates') business and affairs that may come to her knowledge or have come to her knowledge while employed by the Partnership or its predecessors (excluding information that is or becomes publicly known or available for use through no fault of the Executive), including but not limited to (i) matters of a business nature, such as information about costs, profits, markets, sales, lists of customers and other information of a similar nature, (ii) plans or strategies for development of the business of the Partnership and (iii) matters of a technical nature. Except as required in the performance of her duties to the Partnership under this Agreement, the Executive shall not use for her own benefit or disclose to any person, directly or indirectly, such matters unless such use or disclosure has been specifically authorized in writing by the Partnership in advance.

       6.  Executive's Representation.  The Executive shall be, and she
           --------------------------
represents that she is, free to enter into this Agreement and not under any contractual restraint which would prohibit her satisfactorily performing her duties to the Partnership hereunder.

       7.  Governing Law.  This Agreement shall be governed by and construed and
           -------------
enforced in accordance with the internal substantive laws (and not the laws of conflicts of laws) of the State of New York.

       8.  Costs.  If either party brings any legal action against the other to
           -----
enforce its rights under this Agreement, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses actually incurred in enforcing its rights under this Agreement including, without limitation, the reasonable fees and expenses of attorneys, accountants and expert witnesses, which shall include, without limitation, all fees, costs and expenses of appeals and of enforcement.

       9.  Entire Agreement.  This Agreement constitutes the whole agreement of
           ----------------
the parties hereto in reference to any employment of the Executive by the Partnership and in reference to the subject matter hereof, and all prior agreements, promises, representations and understandings relative thereto are merged herein.

       10.  Assignability.
            -------------

           (a) In the event that the Partnership shall merge or consolidate with any other corporation, partnership or business entity or all or substantially all the Partnership's business or assets shall be transferred in any manner to any other corporation, partnership or business entity, including (without limitation) any entity that succeeds to the business of the Partnership pursuant to Article X of that certain Partnership Agreement dated August 30, 1993, as amended, such successor shall thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and shall thereafter be deemed for all purposes hereof to be, the Partnership hereunder, and the Partnership shall obtain a written assumption agreement from such successor prior to completion of any such merger, consolidation or sale of assets.

           (b) This Agreement is personal in nature and neither of the parties hereto shall, without the written consent of the other party hereto, assign or transfer this Agreement or any rights or obligations hereunder, except by operation of law or pursuant to the terms of Section 10(a).

           (c) Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof.

       11.  Remedies.  Any material breach, violation or evasion by the
            --------
Executive of the terms of this Agreement, including specifically, but not limited to, Sections 4 and 5, will result in immediate and irreparable injury and harm to the Partnership, and will cause damage to the Partnership in amounts difficult to ascertain. Accordingly, the Partnership shall be entitled to, and Executive hereby consents to the entry of, the remedies or injunction and specific performance, or either of such remedies, as well as all other remedies to which the Partnership may be entitled, at law, in equity or otherwise.

       12.  Amendments; Waivers.  This Agreement may be amended, modified,
            -------------------
superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

       13.  Notice.  All notices, requests and other communications hereunder
            ------
shall be in writing and, if given by facsimile, telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed or delivered by overnight courier, shall be deemed to have been validly served, given or delivered when deposited in the United States mail, as registered or certified mail, with proper postage prepaid, or when deposited with the courier service, and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

                     If to the Partnership:

                             Brylane, L.P.
                             463 Seventh Avenue, 21st Floor
                             New York, New York  10018
                             Attention:  Senior Vice President - Human Resources

                     If to the Executive:

                             [To Come]
                             _____________________________
                             _____________________________

       14.  Severability.  Any provision of this Agreement that is prohibited or
            ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent that a restrictive covenant contained herein may, at any time, be more restrictive than permitted under the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restrictive covenant shall be those allowed by law and the covenant shall be deemed to have been revised accordingly. Each and every term of this Agreement shall be enforced to the fullest extent permitted by law.

       15.  Counterparts.  This Agreement may be executed in two counterparts,
            ------------
each of which shall be deemed an original and both of which together shall be deemed one Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

       The "Partnership":   BRYLANE, L.P.


                            By:  _____________________________________

                                 President and Chief Executive Officer


       The  "Executive":    [TO COME]


                            _____________________________________
                                         Signature

                                   EXHIBIT C


     Brylane shall provide Executive with management incentive compensation ("MIP") with a 50% target and using a methodology consistent with Chadwick's past practices. The current year's (12-months ending January 31, 1997) incentive compensation will be calculated as if Executive's new salary and incentive compensation were in place for the full year.